Exhibit 99.1

Naked Brand Group Shareholders Approve Merger Agreement at Special Meeting

NEW YORK- June 11, 2018 - Naked Brand Group Inc. (NASDAQ:NAKD) (“Naked”), an innovative fashion and lifestyle brand, today announced that, based on the final vote by the independent inspector of elections for the special meeting of stockholders held today, stockholders approved, among other things, a proposal to adopt the previously announced Agreement and Plan of Merger dated May 25, 2017, and amended on July 26, 2017, February 21, 2018, March 19, 2018 and April 23, 2018 (the “Merger Agreement”), by and among Naked, Bendon Limited, a New Zealand limited company (“Bendon”), Bendon Group Holdings Limited, an Australia limited company (“Holdco”), Naked Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Holdco (“Merger Sub”) and Bendon Investments Ltd., a New Zealand company and the owner of a majority of the outstanding shares of Bendon (the “merger proposal”).

At the Special Meeting, shares representing approximately 54% of Naked’s issued and outstanding shares were voted with more than 98% of the votes cast in favor of the merger proposal, representing more than 53% of Naked Brand Group’s outstanding shares.

Under the terms of the Merger Agreement, all of the shareholders of Bendon will exchange all the outstanding ordinary shares of Bendon for ordinary shares of Holdco (“Holdco Ordinary Shares”), and immediately thereafter, Naked will merge with Merger Sub, with Naked surviving as a wholly owned subsidiary of Holdco and the Naked stockholders receiving Holdco Ordinary Shares (collectively, the “business combination”).

Holdco, which is not currently a public company, has applied for listing on the Nasdaq Capital Market to be effective at the time of the completion of the business combination. Completion of the business combination is subject to certain conditions, including the approval of Holdco’s application for the listing of its shares on the Nasdaq Capital Market and other customary closing conditions. The ordinary shares for the combined company are expected to commence trading on The NASDAQ Stock Market under the symbol “NAKD” once the merger is completed. The parties will look to consummate the transactions as soon as possible.

“We are very pleased with the affirmative vote at the special meeting of stockholders concerning our business combination with Bendon and we now look forward to closing this transaction,” stated Carole Hochman, Naked’s Chairwoman, Chief Executive Officer and Chief Creative Officer.

About Naked Brand Group Inc.:

Naked was founded on one basic desire - to create a new standard for how products worn close to the skin fit, feel, and function. Currently featuring an innovative and luxurious collection of innerwear products, the Company plans to expand into additional apparel and product categories that exemplify the mission of the brand, such as activewear, swimwear, sportswear and more. Naked’s women’s and men’s collections are available at www.wearnaked.com, as well as through some of the leading online retailers and department stores in North America, including Nordstrom.com, Bloomingdale’s, Dillard’s, Soma.com, SaksFifthAvenue.com, Amazon.com, and BareNecessities.com, among others. Renowned designer and sleepwear pioneer and Chief Executive Officer, Carole Hochman, leads Naked from its headquarters in New York City. http://www.nakedbrands.com/

FORWARD-LOOKING STATEMENTS

Certain statements in this communication regarding the proposed merger of Naked with and into Merger-Sub, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Bendon’s and Naked’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s),” “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct.

Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the following: (i) the expected timeframe for completing the merger described herein (the “Merger”) and the transactions contemplated thereby; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement described herein (the “Merger Agreement”); (iii) the risk that one or more of the conditions to closing of the Merger may not be satisfied, including, without limitation, the consummation of the reorganization of Holdco or regulatory approvals necessary for such reorganization or the listing of the combined company’s common stock on NASDAQ; (iv) the risk of disruptions to current plans and operations, increased operating costs and the potential difficulties in maintaining customer, supplier, employee, operational and strategic relationships as a result of the announcement and consummation of the Merger or otherwise; (v) adverse results in any legal proceedings that may be instituted against Bendon or Naked, their respective affiliates or others following announcement of the Merger Agreement and transactions contemplated thereby; (vi) the risk that unexpected costs will be incurred in connection with the Merger; (vii) the risk that the projected value creation and efficiencies from the Merger will not be realized, or will not be realized within the anticipated time period; (viii) Holdco’s ability to promptly, efficiently and effectively integrate Naked’s operations into those of the combined company; (ix) the lack of a public market for shares of Holdco’s common stock and the possibility that a market for such shares may not develop; (x) working capital needs; (xi) continued compliance with government regulations; (xii) labor practices; (xiii) the combined company’s ability to achieve increased market acceptance for its product and penetrate new markets; and (xiv) the possibility that Bendon or Naked may be adversely affected by other economic, business and/or competitive factors, including rapidly changing customer preferences and trends.